Exhibit 99
                         Form 4 Joint Filer Information

Name:                      Corfman Capital, Inc.

Address:                   131 Olive Hill Lane, Woodside, CA 94062

Designated Filer:          Jim Corfman

Issuer & Ticker or
   Trading Symbol:         Alliance Distributors Holding Inc. (ADTR.OB)

Date of Event
   Requiring Statement:    01/10/2006

Signature:                 By: /s/ Jim Corfman
                              --------------------------
                                    President

Name:                      Theseus Fund, L.P.

Address:                   131 Olive Hill Lane, Woodside, CA 94062

Designated Filer:          Jim Corfman

Issuer & Ticker or
   Trading Symbol:         Alliance Distributors Holding Inc. (ADTR.OB)

Date of Event
   Requiring Statement:    01/10/2006

Signature:                 By: /s/ Jim Corfman
                              -------------------------
                             President, Corfman Capital, Inc., its General
                             Partner